UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 16, 2002


                         CHADMOORE WIRELESS GROUP, INC.
             (Exact name of registrant as specified in its charter)


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           Colorado                   0-20999                 84-1058165
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(State or other jurisdiction (Commission File Number) (IRS Employer
      of incorporation)                                      Identification No.)

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                          2875 E. Patrick Lane, Suite G
                             Las Vegas, Nevada 89120
               (Address of principal executive offices) (Zip Code)
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       Registrant's telephone number, including area code: (702) 740-5633

This Form 8-K/A is being filed to amend the current report on Form 8-K of Chadmoore Wireless Group, Inc., a dissolved Colorado corporation - 2002 (the "Company") filed with the Securities and Exchange Commission on August 28, 2002.

Item 5.  Other Events.

Chadmoore Wireless Group, Inc., a dissolved Colorado corporation-2002 ("Chadmoore"), and Emergency Radio Services, Inc. ("ERS"), have entered into a Settlement Agreement dated as of August 16, 2002 (the "Settlement Agreement"), with respect to their pending arbitration matter. The arbitration arose as a result of the claim of ERS against Chadmoore alleging breach of a certain agreement between the parties dated as of June 12, 1997, and amended as of July 23, 1997 and August 5, 1997. ERS claims that the agreement entitles ERS to certain radio channels in Fort Wayne, Indiana. Based upon the alleged amount of ERS's claim, Chadmoore's board of directors had previously reserved $5,650,000 for this matter.

The Settlement Agreement provides for the settlement of all claims between the parties in consideration for Chadmoore's payment to ERS of $375,000 and the transfer to ERS of Chadmoore's 70% interest in the five specialized mobile radio
(SMR) channels licensed to PTT Communications of Fort Wayne Limited, the Indiana limited liability company of which both ERS and Chadmoore are members. Pursuant to the Settlement Agreement, on August 20, 2002, Chadmoore filed applications with the Federal Communications Commission (FCC) to transfer the SMR channel licenses to ERS. Chadmoore anticipates that FCC approval of the applications will require between three and six months. The $375,000 settlement payment has been placed into escrow pending FCC approval of the license transfers. In addition, ERS has entered into a management agreement dated as of September 1, 2002, pursuant to which it shall assume the customary operating expenses of the system from that date. The foregoing description of the Settlement Agreement is a summary of certain of its provisions. Reference is made to the final form of the Settlement Agreement attached hereto as Exhibit 10.1 for all of its terms and conditions.

Following FCC approval and the payment of the $375,000 settlement amount out of escrow, the $5,275,000 remainder of the Company's $5,650,000 reserve for the ERS arbitration will be distributed to Chadmoore's shareholders, equivalent to about $0.076 per share.

This report contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are denoted by such words as "anticipates," "approximately," "hopes," "about," "expected," and similar words or phrases that refer to anticipated future events. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements, including risks related to failure to obtain timely FCC approval of the license transfers or other events. In addition, the Company's forward-looking statements should be considered in the context of other risks and uncertainties as discussed in the Company's periodic reports and in its proxy statement filings with the SEC available for viewing at www.sec.gov. All forward-looking statements are based on information available to Chadmoore on the date hereof. Chadmoore is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 7.  Exhibits

Exhibit No.                Description
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10.1                       Final form of Settlement Agreement dated as of August
                           16, 2002 between Chadmoore and ERS

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CHADMOORE WIRELESS GROUP, INC.,
                                   a dissolved Colorado corporation -- 2002

Date:  September 5, 2002
                                   By: /s/ ROBERT W. MOORE
                                      --------------------
                                         Robert W. Moore
                                         President and Chief Executive Officer

                                  EXHIBIT INDEX




Exhibit No.                Description
-----------                -----------

10.1 Final form of Settlement Agreement dated as of August 16, 2002 between Chadmoore and ERS